Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-3
REGISTRATION STATEMENT
Under the Securities Act of 1933

ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	8082 (Primary Standard Industrial Classification Code Number)	88-0331369 (I.R.S. Employer Identification Number)

9229 Delegates Row, Suite 260
Indianapolis, Indiana 46240
(317) 569-8234
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
Matthew R. Middendorf
9229 Delegates Row, Suite 260
Indianapolis, Indiana 46240
(317) 569-8234
(Name, Address Including Zip Code, and Telephone Number, Including
Area Code, of Agent For Service)
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-160928
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Class of		Proposed	Proposed
Securities to be	Amount to be	Maximum Offering	Maximum Aggregate	Amount of
Registered	Registered(1)	Price per Unit	Offering Price	Registration Fee
Primary Offering
Warrants or common stock, $0.001 Par Value	4,000,000	$0.78(2)	$3,120,000(2)	$174.10

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares or warrants registered shall automatically be adjusted to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated in accordance with Rule 457(c) and 457(g)(2) of the Securities Act for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the high and low sales prices of our common stock on the NYSE Amex Exchange as of November 5, 2009, a date that is within five days prior to the date of the filing of this Registration Statement.

SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.2

This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended and General Instruction IV(A) to Form S-3 solely to register an additional 4,000,000 shares of the registrant’s common stock, par value $0.001 per share. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the registrant’s Registration Statement on Form S-3 (File No. 333-160928), originally filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2009, amended on September 14, 2009 and declared effective by the Commission on September 23, 2009, including all exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.
The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

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SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Indianapolis, state of Indiana, on November 6, 2009.

Arcadia Resources, Inc.
By:	/s/ MARVIN R. RICHARDSON
Marvin R. Richardson
President and Chief Executive Officer

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ MARVIN R. RICHARDSON Marvin R. Richardson	President and Chief Executive Officer (Principal Executive Officer), and Director	November 6, 2009

/s/ MATTHEW R. MIDDENDORF Matthew R. Middendorf	Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer	November 6, 2009

* John T. Thornton	Director	November 6, 2009

* Peter A. Brusca, M.D.	Director	November 6, 2009

* Joseph Mauriello	Director	November 6, 2009

Stephen Goldsmith	Director	November 6, 2009

* Daniel Eisenstadt	Director	November 6, 2009

*By:	/s/ MATTHEW R. MIDDENDORF Matthew R. Middendorf
Attorney-in -Fact

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
5.1	Opinion Regarding Legality (filed herewith)

23.1	Consent of Counsel (included in Exhibit 5.1)

23.2	Consent of BDO Seidman, LLP (filed herewith)

24.1*	Powers of Attorney (Included on the signature page hereto)

*	Previously filed.

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